KRAMER LEVIN NAFTALIS & FRANKEL LLP
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TEL (212) 715-9100                                                75008 Paris
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                                 June 12, 2001




The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

            Re:   The Victory Portfolios
                  Post-Effective Amendment No. 62
                  File Nos. 33-8982; 811-4852
                  ----------------------------------

Gentlemen:

      We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 62 to Registration Statement No. 33-8982. In addition, we incorporate by reference our opinions as to the legality of the securities being registered as follows: (1) our opinion filed on February 28, 2000 as an Exhibit to Post-Effective Amendment No. 59; and (2) our opinion filed on June 1, 2000 as an Exhibit to Post-Effective Amendment No. 60.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP

                                    Kramer Levin Naftalis & Frankel LLP